Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
B.V.R Systems (1998) Ltd.

We consent to the incorporation by reference in the Registration Statements Nos. 333-125879 and No. 333-140937 on Form S-8 of B.V.R Systems (1998) Ltd. (the “Company”) of our report dated June 29, 2008, with respect to the consolidated balance sheets of the Company and its subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2007, which report appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2007.

Our report on the consolidated financial statements refers to a restatement in the US GAAP net loss for the year ended December 31, 2006.

Somekh Chaikin
Certified Public Accountants (Isr.)
Member firm of KPMG International
June 29, 2008